                                                                     99(a)(1)(F)

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            WESTFIELD AMERICA, INC.
                                       AT
                              $16.25 NET PER SHARE
                                       BY
            WESTFIELD AMERICA MANAGEMENT LIMITED, IN ITS CAPACITY AS
           RESPONSIBLE ENTITY AND TRUSTEE OF WESTFIELD AMERICA TRUST
--------------------------------------------------------------------------------
    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
           CITY TIME, ON APRIL 3, 2001, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                   March 5, 2001

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated March 5, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Westfield America Management Limited (the "Purchaser"), in its capacity as responsible entity and trustee of Westfield America Trust, an Australian publicly traded unit trust, to purchase all outstanding shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of Westfield America, Inc., a Missouri corporation (the "Company") (other than Shares owned by the Purchaser and certain of its affiliates), at a purchase price of $16.25 per Share, to you in cash, less any taxes that are required to be withheld and paid to any governmental entity, (such amount, or any greater amount per Share paid pursuant to the Offer, being referred to herein as the "Offer Price"), without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase.

    WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:

       1. The offer price is $16.25 per Share, to you in cash, less any taxes that are required to be withheld and paid to a government entity, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

       2.  The Offer is being made for all outstanding Shares.

       3. The Board of Directors of the Company, based on the unanimous recommendation of a special committee of independent directors of the Company, (a) has determined that each of the Merger Agreement, the Offer and the Merger (each as defined in the Offer to Purchase) is fair to and in the best interests of, the shareholders of the Company (other than the Purchaser and the Westfield Affiliates (as defined in the Offer to Purchase)), (b) has approved the Offer, the Merger and the Merger Agreement, and (c) recommends acceptance of the Offer and, if applicable, approval and adoption of the Merger Agreement by the shareholders of the Company.

       4. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 3, 2001, UNLESS THE OFFER IS EXTENDED.

       5. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is subject to certain conditions set forth in the Offer to Purchase. See the sections "THE TENDER OFFER--Section 1. Terms of the Offer; Expiration Date" and "THE TENDER
           OFFER--Section 11. Certain Conditions of the Offer" of the Offer to Purchase.

       6. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Except as disclosed in the Offer to Purchase, the Purchaser is not aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            WESTFIELD AMERICA, INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 5, 2001 (the "Offer to Purchase") and the related Letter of Transmittal in connection with the Offer by Westfield America Management Limited (the "Purchaser"), in its capacity as responsible entity and trustee of Westfield America Trust, an Australian publicly traded unit trust, to purchase all outstanding shares (the "Shares") of common stock, par value $0.01 per share, of Westfield America, Inc., a Missouri corporation (other than those owned by the Purchaser and certain of its affiliates), at a price of $16.25 per Share, to the seller in cash, less any amounts required by law to be withheld and paid to any governmental entity, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

    This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Dated: March 5, 2001

      Number of Shares to be Tendered:                                SIGN HERE
                    Shares*                         ---------------------------------------------
                Account Number:                     ---------------------------------------------
                Dated:  , 2001                                       SIGNATURE(S)
                                               --------------------------------------------------------
                                               --------------------------------------------------------
                                                             PLEASE TYPE OR PRINT NAME(S)
                                               --------------------------------------------------------
                                               --------------------------------------------------------
                                               --------------------------------------------------------
                                                             PLEASE TYPE OR PRINT ADDRESS
                                               --------------------------------------------------------
                                                            AREA CODE AND TELEPHONE NUMBER
                                               --------------------------------------------------------
                                                       TAXPAYER ID OR SOCIAL SECURITY NUMBER(S)

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*   Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.